REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of this 1st day of April by and between NETGURU, INC., a Delaware corporation, with offices at 22700 Savi Ranch Parkway, Yorba Linda, CA 92887 (the "Company"), and GRAL, INC., a Nevada corporation, with offices at 21076 Bake Parkway, Irvine, CA 92630 (the "Holder").

         WHEREAS, upon the terms and subject to the conditions of the Stock Purchase Agreement dated as of March 27, 2000, between the Company and Holder (the "Stock Purchase Agreement"), the Company shall issue to Holder 5,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"); and

         WHEREAS, to induce the Holder to execute and deliver the Stock Purchase Agreement, the Company has agreed to provide with respect to the Common Stock issued thereunder certain registration rights under the Securities Act.


         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1        DEFINITIONS.

         1.1      "COMMISSION" means the Securities and Exchange Commission.

         1.2 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

         1.3 "REGISTRABLE SECURITIES" means the Shares; provided, however, that a share of Common Stock shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted Security.

         1.4      "REGISTRATION EXPENSES" shall have the meaning set forth in
                  Section 3.3.

         1.5 "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

         1.6 "SHARES" shall have the meaning set forth in the recitals to this Agreement.

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2        REGISTRATION.

         2.1 REGISTRATION OBLIGATION. The Company shall file with the Commission, on or before July 31, 2000, a registration statement with respect to the Registrable Securities in the manner described in Section 4 hereof and use its best efforts to cause such registration statement to become effective as soon as possible thereafter.

         2.2 REGISTRATION EXPENSES. As used in this Agreement, "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all Commission, stock exchange, National Association of Securities Dealers, Inc. or Nasdaq registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the Company in connection with blue sky qualification of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit or "cold comfort" letters required by or incident to such performance and compliance), securities acts liabilities insurance (if the Company so desires), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company. The Company will pay all Registration Expenses in connection with a registration effected pursuant to this Section 2, whether or not such registration becomes effective under the Securities Act.

         2.3 EFFECTIVE REGISTRATION STATEMENT. A registration pursuant to this Section 2 will not be deemed to have been effected unless the registration statement relating thereto has become effective under the Securities Act; provided however, that if, after such registration statement has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.

         2.4 PRIORITY IN REGISTRATION. If a registration pursuant to this Agreement involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities which the Company, Holder and any other persons intend to include in such offering, including the price at which such securities can be sold, the Company will include in such registration (i) first, all the securities the Company proposes to sell for its own account,
                  (ii) second, a number of such securities equal to the number, in the opinion of such underwriters, which can be sold without having an adverse effect referred to above, such amount to be allocated pro rata among the Holder and other persons having similar registration rights on the basis of the relative number of securities Holder and other persons have requested or are required to be included in such registration.

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3        REGISTRATION PROCEDURE. In effecting the registration of the
         Registrable Securities as provided in this Agreement, the Company shall, at its sole expense:

         (a) Prepare and file with the Commission a registration statement with respect to the Registrable Securities and use its best efforts to cause such registration statement to become effective; provided, however, that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to Holder copies of all such documents proposed to be filed, and (ii) notify Holder of any stop order issued or threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for a period of nine (9) months thereafter or until all Registrable Securities covered by such registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities covered by such registration statement during such period;

         (c) Furnish to the Holder copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Holder;

         (d) Use its best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by Holder; provided, that the Company shall not be required to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (d); (ii) subject itself to taxation in any such jurisdiction; or (iii) file a general consent to service of process in any such jurisdiction;

         (e) Use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Holder to consummate the disposition of such Registrable Securities;

         (f) Immediately notify Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company will promptly prepare and furnish to Holder a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

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

         (g) Enter into such customary agreements and take all such other customary actions as Holder may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

         (h) Make available for inspection by Holder all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable Holder to exercise its due diligence responsibilities; and

         (i) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and all applicable laws and regulations, including, but not limited to, the Securities Act and the Exchange Act.

         The Company may require Holder to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may reasonably request in writing. Holder agrees that, upon receipt of any notice from the company of the happening of any event of the kind described in subsection 4(f),Holder will discontinue disposition of Registrable Securities until Holder's receipt of the copies of the amended or supplemented prospectus contemplated in subsection 4(f), and, if so directed by the Company, Holder will deliver to the Company, at the Company's expense, all copies of the prospectus covering such Registrable Securities current at the time of the receipt of such notice. In the event of such notice, the period mentioned in subsection 4(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant of subsection 4(f) to and including the date when Holder shall have received the copies of the amended or supplemented prospectus.

4.       INDEMNIFICATION.

         4.1 INDEMNIFICATION BY COMPANY. The Company shall indemnify and hold harmless Holder and Holder's officers and directors and each person who controls Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement or prospectus covering the Registrable Securities or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission

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

                  or alleged omission from, such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) the use by the Indemnified Person of an outdated or defective prospectus after the Company has provided to such Indemnified Person an updated prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

         4.2 INDEMNIFICATION BY THE HOLDER. Holder agrees, as a consequence of the inclusion of any of its Registrable Securities in a registration statement, to (i) indemnify and hold harmless the Company, its directors, its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         4.3 NOTICE OF CLAIMS, ETC. Promptly after receipt by a party seeking indemnification pursuant to this Section 4 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 4 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in

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

                  circumstances other than as described in clauses (x), (y) or
                  (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

5. RULE 144. With a view to making available to the Holder the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its best efforts to comply with the provisions of paragraph (c)(1) of Rule 144 and file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act. If, at any time, the Company is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

6. NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to any of its securities which is inconsistent with the rights granted to Holder in this Agreement.

7. REMEDIES. All remedies hereunder shall be cumulative and shall not be exclusive of any remedies provided at law. The prevailing party in any proceeding arising in connection with this Agreement shall be entitled to reimbursement for its own reasonable costs incurred in connection therewith, including attorneys' fees.

8. SALE WITHOUT REGISTRATION. At the time of any transfer of any Registrable Securities which shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer, that the Holder or the transferee furnish to the
         Company: (i) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (ii) at the expense of the Holder or the transferee, an opinion of counsel, satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under the Securities Act; provided that nothing contained in this Section 8 shall relieve the Company from complying with any request for registration, qualification or compliance made pursuant to these registration rights provisions.

9.       GENERAL PROVISIONS.

         9.1 NOTICES. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three days after the date of deposit in the United States mails, as follows:

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               If to the Company, to:

               netGuru, Inc.
               22700 Savi Ranch Parkway
               Yorba Linda, CA 92887
               Attention: President
               (714) 974-2500

               If to the Holder, to:

               GRAl.,  Inc.
               21076 Bake Parkway, Suite 100
               Irvine, CA  92630
               (949) 462-7115
               Attention:  President

         The Company or the Holder may change the above address by notice given pursuant to this Section 9.1.

         9.2 ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supercedes any and all prior and contemporary agreements, understandings, representations and warranties, oral or written, concerning the subject matter hereof. This Agreement may not be amended except in a writing signed by both parties hereto. No action taken with respect to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by such party or compliance with any representation, warranty, covenant or agreement contained herein. The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. The waiver by any party of any of the conditions precedent to its respective obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement.

         9.3 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and shall be binding upon and enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns. Except as set forth in the preceding sentence, nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

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         9.5      RULES OF CONSTRUCTION. In this Agreement, unless the context otherwise requires, words in the singular include the plural, and in the plural include the singular, and words in the masculine gender include the feminine and the neuter, and, when the sense so indicates, words of the neuter gender may refer to any gender.

         9.6 ASSIGNMENT. For purposes of this /agreement, the term "Holder" shall include any heir, successor or assign who obtains any Registrable Securities from the Holder.

         9.7 GOVERNING LAW; VENUE. The validity, performance and enforcement of this Agreement shall be governed by the laws of the State of California. Any action commenced hereunder shall be conducted before a court of appropriate jurisdiction in Orange County, California.

         9.8 COOPERATION. The parties agree to execute such further documents and take such further actions as necessary to carry out the provisions of this Agreement and to fully accomplish its purpose and intent.




        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                                              NETGURU, INC.


                                              By: /s/ Jyoti Chatterjee
                                                 -------------------------------
                                                  Name: Jyoti Chatterjee
                                                  Title: President


                                              GRAL, INC.



                                              By: /s/ Guenther Pfaff
                                                 -------------------------------
                                                  Name: Guenther Pfaff
                                                  Title: President


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